Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(86,590)
Unrealized Gain (Loss) on Market Value of Futures	392,980
Dividend Income	99
Interest Income	588
Total Income (Loss)	$307,077

Expenses
General Partner Management Fees	$9,854
Professional Fees	7,241
Brokerage Commissions	2,756
NYMEX License Fee	246
Non-interested Directors' Fees and Expenses	135
Prepaid Insurance Expense	77
Total Expenses	20,309
Expense Waiver	(7,991)
Net Expenses	$12,318
Net Income (Loss)	$294,759

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/15	$19,851,046
Net Income (Loss)	294,759

Net Asset Value End of Month	$20,145,805
Net Asset Value Per Share (400,000 Shares)	$50.36

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612